Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	EVP, Chief Financial Officer
San Francisco, CA 94109	(415) 616-8524

Stephen C. Nelson
VP, Investor Relations
(415) 616-8754

Gabrielle L. Rabinovitch
Director, Investor Relations
(415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Strong Third Quarter 2012 Results - EPS Grows 20% over 2011

Raises Financial Guidance for Fiscal Year 2012

San Francisco, CA, November 14, 2012 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third quarter of fiscal 2012 ended October 28, 2012 (“Q3 12”).

Q3 12 RESULTS

—	Net revenues increased 8.9% to $945 million in Q3 12 from $867 million in the third quarter of fiscal 2011 ended October 30, 2011 (“Q3 11”). Comparable brand revenue increased 8.5%.
—	Operating margin increased to 8.4% from 7.9% in Q3 11.
—	Diluted earnings per share (“EPS”) increased 20% to $0.49 versus $0.41 in Q3 11.
—

During the quarter, the company repurchased 748,807 shares of common stock for approximately $31 million, leaving $31 million remaining under the $225 million stock repurchase program authorized by the Board in January 2012.

Laura Alber, President and Chief Executive Officer, said, “On behalf of all of us at Williams-Sonoma, Inc., I would first like to express my concern for the welfare of those individuals and families impacted by Hurricane Sandy. While the recent storms have caused some disruptions to our business, our response has been focused on assisting our associates and customers in need.”

Alber commented, “During the third quarter, we delivered stronger-than-expected revenues, operating margin and diluted earnings per share. EPS grew 20% on revenue growth of 9%, as comparable brand revenue growth accelerated to 8.5%, from 7.4% last quarter. Importantly, we drove these results while simultaneously investing in our strategic growth initiatives.”

Alber continued, “We are proud of our recently announced growth initiatives, including the launch of West Elm Market, a West Elm brand extension, and the launch of Mark and Graham, our new on-line brand, which features personalized gifts and accessories. This week, we announced new Williams-Sonoma branded product lines that represent the next generation in cooking technology. Drawing on over five decades of culinary experience, these introductions in cookware, cooks’ tools, and new tech-driven Williams-Sonoma smart tools represent advancements that will be appreciated by the home cook and professional chef. These Williams-Sonoma branded products are just the beginning of what we will bring to the market over the next several years.”

Alber concluded, “We are raising our fiscal year outlook by $0.01 to a non-GAAP EPS range of $2.45 to $2.52 due to our strong results throughout the year. Our guidance includes the impact of the acceleration of our global expansion into Australia in early fiscal 2013, as well as the unexpected impact from the storms.”

Comparable brand revenue growth in Q3 12 increased 8.5% on top of 7.3% in Q3 11 as shown in the table below:

Third Quarter Comparable Brand Revenue Growth by Concept*

	Q3 12	Q3 11
Pottery Barn	11.1%	7.0%
Williams-Sonoma**	1.3%	0.3%
Pottery Barn Kids	10.1%	5.2%
West Elm	13.0%	27.0%
PBteen	2.0%	6.5%
Total	8.5%	7.3%

*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.
**	Williams-Sonoma excludes net revenues from Williams-Sonoma Home (“WSH”) merchandise. Including WSH, comparable brand revenue growth for Williams-Sonoma was 0.8% in Q3 12 and 0.1% in Q3 11. (WSH net revenues are included in the total.)

Direct-to-customer (“DTC”) net revenues in Q3 12 increased 14.7% to $447 million from $390 million in Q3 11, with increases across all brands. This growth was led by Pottery Barn, West Elm, Pottery Barn Kids and Williams-Sonoma. E-commerce net revenues increased 16.7% to $396 million in Q3 12 versus $339 million in Q3 11. DTC net revenues generated 47% of total company net revenues in Q3 12 versus 45% in Q3 11.

Retail net revenues in Q3 12 increased 4.2% to $497 million from $478 million in Q3 11, primarily driven by Pottery Barn and West Elm and partially offset by a decrease in Williams-Sonoma. Retail leased square footage was flat to last year. Comparable store sales in Q3 12 increased 2.9% versus 6.3% in Q3 11.

Gross margin expressed as a percentage of net revenues in Q3 12 increased to 39.0% from 38.3% in Q3 11.

Selling, general and administrative (“SG&A”) expenses in Q3 12 were $289 million or 30.6% of net revenues versus $263 million or 30.4% in Q3 11. Included in the 20 basis point increase from Q3 11 to Q3 12 were planned incremental investments to support e-commerce, global expansion and business development growth strategies.

Operating margin expressed as a percentage of net revenues in Q3 12 increased to 8.4% from 7.9% in Q3 11.

Merchandise inventories at the end of Q3 12 increased 9.9% to $688 million from $627 million at the end of Q3 11.

FY 12 FINANCIAL GUIDANCE (for the 53-weeks ending February 3, 2013)

—	Fourth Quarter and Fiscal Year Guidance

Guidance for Fourth Quarter and Fiscal Year 2012

	Fourth Quarter		Fiscal Year
	Q4 12	Q4 11	FY 12	FY 11
	GUID (14 weeks)	ACT (13 weeks)	GUID (53 weeks)	ACT (52 weeks)
Total Net Revenues (millions)	$1,360 - $1,400	$1,268	$3,995 - $4,035	$3,721
Total % Growth vs. Prior Year (53-week vs. 52-week)	7 - 10%	6.1%	7 - 8%	6.2%
Total Adjusted % Growth vs. Prior Year (53-week vs. 53-week)	2 - 4%	6.1%	5 - 6%	6.2%
Comparable Brand Revenue Growth* (53-week vs. 53-week)	2 - 4%	6.6%	5 - 6%	7.3%
Non-GAAP Operating Margin**	14.5 - 15.1%	15.6%	10.1 - 10.3%	10.3%
Non-GAAP Diluted EPS	$1.21 - $1.28	$1.17	$2.45 - $2.52	$2.24
GAAP Diluted EPS	$1.21 - $1.28	$1.17	$2.41 - $2.48	$2.22
Leased Square Footage % Change	<1> - 0%	<1.5%>	<1> - 0%	<1.5%>
*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.
**	The non-GAAP operating margin above excludes the impact of unusual business events of approximately 20 basis points in FY 12. We anticipate GAAP operating margin to be in the range of 9.9 - 10.1 % in FY 12.

Guidance for Fiscal Year 2012

	FY 12	FY 11
	GUID (53 weeks)	ACT (52 weeks)
DTC Net Revenue % Growth vs. Prior Year (53-week vs. 52-week)	12 - 14%	12.4%
Adjusted DTC Net Revenue % Growth vs. Prior Year (53-week vs. 53-week)	9 - 11%	12.4%
Comparable Store Sales Growth* (53-week vs. 53-week)	2 - 3%	3.5%
Income Tax Rate	38.2 - 38.6%	37.9%
Capital Spending (millions)	$200 - $220	$130
Depreciation and Amortization (millions)	$133 - $135	$131
Amortization of Deferred Lease Incentives (millions)	$26 - $27	$28
Stock-based Compensation Expense (millions)	$31 - $32	$24
*	See the company’s 10-K and 10-Q filings for the definition of comparable stores.

—	Store Openings and Closings

Store Opening and Closing Guidance by Retail Concept

	Q4 11 ACT	Q3 YTD 12 ACT			Q4 12 GUID			FY 12 GUID
Retail Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	259	3	<3>	259	2	<10>	251	5	<13> *	251
Pottery Barn	194	6	<7>	193	2	<3>	192	8	<10> *	192
Pottery Barn Kids	83	1	<1>	83	2	<1>	84	3	<2> *	84
West Elm	37	9	<1>	45	4	<2>	47	13	<3> *	47
Rejuvenation	3	1	-	4	-	-	4	1	-	4
Total**	576	20	<12>	584	10	<16>	578	30	<28>	578
*	FY 12 store closing numbers include 20 permanent store closures. FY 12 total store opening and closing numbers for Williams-Sonoma, Pottery Barn, Pottery Barn Kids and West Elm include 1, 5, 1 and 1 stores, respectively, for temporary closure and re-opening due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently re-opened due to square footage expansion, store modification, or relocation.
**	Temporary “pop-up” stores, where lease terms are typically short-term in nature and are used to test new markets, are not included in the totals above as they are not considered permanent stores. At the close of Q3 12, we operated three pop-up stores — one in West Elm and two in PBteen.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 14, 2012, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of employee separation charges and the impact of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly diluted EPS actual results and FY 12 guidance on a comparable basis with our quarterly and FY 11 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our growth initiatives; our global expansion; our holiday strategies; and Q4 12 and fiscal year 2012 guidance.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q3 12; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2012, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing seven distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories) and Rejuvenation (lighting and hardware) – are marketed through 584 stores, seven direct mail catalogs and six e-commerce websites. In addition, on November 8, 2012, the company launched Mark and Graham (personalized gifts and gifts for the home), which will be marketed through a direct mail catalog and an e-commerce website. Williams-Sonoma, Inc. currently operates in the United States and Canada, offers international shipping to customers worldwide, and franchises its brands throughout the Kingdom of Saudi Arabia, Kuwait, and the United Arab Emirates.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED OCTOBER 28, 2012 AND OCTOBER 30, 2011

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THIRD QUARTER
	2012		2011
	(13 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues

Direct-to-customer net revenues	$447,115	47.3%	$389,653	44.9%
Retail net revenues	497,439	52.7	477,523	55.1

Net revenues	944,554	100.0	867,176	100.0

Cost of goods sold	576,556	61.0	535,213	61.7

Gross margin	367,998	39.0	331,963	38.3

Selling, general and administrative expenses	288,702	30.6	263,219	30.4

Operating income	79,296	8.4	68,744	7.9
Interest (income), net	(173)	-	(7)	-

Earnings before income taxes	79,469	8.4	68,751	7.9
Income taxes	30,569	3.2	25,330	2.9

Net earnings	$48,900	5.2%	$43,421	5.0%

Earnings per share:
Basic	$0.50		$0.42
Diluted	$0.49		$0.41

Shares used in calculation of earnings per share:
Basic	98,444		103,651
Diluted	100,418		105,721

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTY-NINE WEEKS ENDED OCTOBER 28, 2012 AND OCTOBER 30, 2011

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2012		2011
	(39 Weeks)		(39 Weeks)
		% of		% of
	$	Revenues	$	Revenues

Direct-to-customer net revenues	$1,235,883	46.9%	$1,101,815	44.9%
Retail net revenues	1,400,568	53.1	1,350,936	55.1

Net revenues	2,636,451	100.0	2,452,751	100.0

Cost of goods sold	1,624,707	61.6	1,516,184	61.8

Gross margin	1,011,744	38.4	936,567	38.2

Selling, general and administrative expenses	813,022	30.8	752,038	30.7

Operating income	198,722	7.5	184,529	7.5
Interest (income) expense, net	(532)	-	63	-

Earnings before income taxes	199,254	7.6	184,466	7.5
Income taxes	76,258	2.9	70,121	2.9

Net earnings	$122,996	4.7%	$114,345	4.7%

Earnings per share:
Basic	$1.24		$1.09
Diluted	$1.21		$1.07

Shares used in calculation of earnings per share:
Basic	99,528		104,592
Diluted	101,285		106,835

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	October 28,	January 29,	October 30,
	2012	2012	2011
Assets
Current assets
Cash and cash equivalents	$262,484	$502,757	$379,393
Restricted cash	16,049	14,732	14,726
Accounts receivable, net	59,562	45,961	54,140
Merchandise inventories, net	688,437	553,461	626,583
Prepaid catalog expenses	44,452	34,294	46,898
Prepaid expenses	34,370	24,188	41,925
Deferred income taxes, net	91,718	91,744	85,602
Other assets	9,741	9,229	9,632

Total current assets	1,206,813	1,276,366	1,258,899

Property and equipment, net	763,576	734,672	740,025
Non-current deferred income taxes, net	13,691	12,382	34,061
Other assets, net	39,342	37,418	18,179

Total assets	$2,023,422	$2,060,838	$2,051,164

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$236,562	$218,329	$220,689
Accrued salaries, benefits and other	96,534	111,774	89,117
Customer deposits	208,239	190,417	207,749
Income taxes payable	1,467	22,435	17,152
Current portion of long-term debt	1,753	1,795	1,815
Other liabilities	28,734	27,049	26,418

Total current liabilities	573,289	571,799	562,940

Deferred rent and lease incentives	177,912	181,762	188,989
Long-term debt	3,755	5,478	5,494
Other long-term obligations	50,609	46,537	45,957

Total liabilities	805,565	805,576	803,380

Stockholders’ equity	1,217,857	1,255,262	1,247,784

Total liabilities and stockholders’ equity	$2,023,422	$2,060,838	$2,051,164

ADDITIONAL INFORMATION

						Average Leased Square
	Store Count					Footage Per Store
	July 29,			October 28,	October 30,	October 28,	October 30,
Retail Concept	2012	Openings	Closings	2012	2011	2012	2011
Williams-Sonoma	259	1	<1>	259	268	6,600	6,500
Pottery Barn	193	4	<4>	193	201	13,900	13,700
Pottery Barn Kids	83	-	-	83	84	8,100	8,200
West Elm	40	5	-	45	36	15,600	17,200
Rejuvenation	4	-	-	4	-	13,200	-

Total	579	10	<5>	584	589	10,000	9,900

	Total Store Square Footage
	July 29,			October 28,	October 30,
	2012			2012	2011
Total store selling square footage	3,526,000			3,566,000	3,583,000
Total store leased square footage	5,738,000			5,813,000	5,809,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTY-NINE WEEKS ENDED OCTOBER 28, 2012 AND OCTOBER 30, 2011

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2012	2011
	(39 Weeks)	(39 Weeks)
Cash flows from operating activities
Net earnings	$122,996	$114,345

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	98,653	98,773
Loss on sale/disposal of assets	1,567	1,290
Impairment of assets	-	172
Amortization of deferred lease incentives	(19,785)	(20,828)
Deferred income taxes	(8,767)	(6,989)
Tax benefit from exercise of stock-based awards	7,098	6,036
Stock-based compensation expense	22,778	17,834
Changes in:
Accounts receivable	(13,045)	(12,526)
Merchandise inventories	(134,545)	(113,034)
Prepaid catalog expenses	(10,157)	(10,073)
Prepaid expenses and other assets	(12,883)	(19,125)
Accounts payable	4,832	(17,687)
Accrued salaries, benefits and other current and long-term liabilities	(9,069)	(38,535)
Customer deposits	17,773	15,284
Deferred rent and lease incentives	15,866	8,027
Income taxes payable	(20,929)	(24,847)

Net cash provided by (used in) operating activities	62,383	(1,883)

Cash flows from investing activities:
Purchases of property and equipment	(116,398)	(102,255)
Restricted cash deposits	(1,317)	(2,214)
Proceeds from insurance reimbursement	-	707
Other	(231)	(536)

Net cash used in investing activities	(117,946)	(104,298)

Cash flows from financing activities:
Repurchase of common stock	(124,293)	(93,986)
Payment of dividends	(66,185)	(51,334)
Tax withholdings related to stock-based awards	(12,327)	(8,376)
Proceeds from exercise of stock-based awards	12,009	7,651
Excess tax benefit from exercise of stock-based awards	7,399	4,895
Repayments of long-term obligations	(1,765)	(1,515)
Other	(405)	(86)

Net cash used in financing activities	(185,567)	(142,751)

Effect of exchange rates on cash and cash equivalents	857	(78)
Net decrease in cash and cash equivalents	(240,273)	(249,010)
Cash and cash equivalents at beginning of period	502,757	628,403

Cash and cash equivalents at end of period	$262,484	$379,393

Exhibit 1

Reconciliation of Q3 12 and Q3 11 Actual GAAP to Non-GAAP

Operating Margin By Segment*

(Dollars in millions)

	DTC		RETAIL		UNALLOCATED						TOTAL
	Q3 12	Q3 11	Q3 12	Q3 11	Q3 12			Q3 11			Q3 12	Q3 11
Net Revenues	$447	$390	$497	$478		$-			$-		$945	$867
GAAP Operating Income/<Expense>**	101	84	44	46		<65	>		<62	>	79	69
GAAP Operating Margin***	22.5%	21.6%	8.8%	9.7%		<6.9	%>		<7.1	%>	8.4%	7.9%
Unusual Business Events (Note 2)	-	-	-	0		-			-		-	0
Non-GAAP Operating Income/<Expense> Excluding Unusual Business Events	$101	$84	$44	$46	$	<65	>	$	<62	>	$79	$69
Non-GAAP Operating Margin	22.5%	21.6%	8.8%	9.7%		<6.9	%>		<7.1	%>	8.4%	7.9%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.
**	Operating Income/<Expense> is defined as earnings before net interest income or expense and income taxes.
***	Operating Margin is defined as operating income as a percentage of net revenues.

Reconciliation of FY 12 Guidance and FY 11 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals rounded to the nearest cent per diluted share)

	Q1 12 ACT	Q2 12 ACT	Q3 12 ACT	Q4 12 GUID	Weighted Share Effect	FY 12 GUID
	(13 Weeks)	(13 Weeks)	(13 Weeks)	(14 Weeks)		(53 Weeks)
2012 GAAP Diluted EPS	$0.30	$0.43	$0.49	$1.21 - $1.28	<$0.02>	$2.41 - $2.48
Impact of Employee Separation Charges (Note 1)	$0.04	-	-	-	-	$0.04
Subtotal of Unusual Business Events	$0.04	-	-	-	-	$0.04
2012 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.34	$0.43	$0.49	$1.21 - $1.28	<$0.02>	$2.45 - $2.52

	Q1 11 ACT	Q2 11 ACT	Q3 11 ACT	Q4 11 ACT	Weighted Share Effect	FY 11 ACT
	(13 Weeks)	(13 Weeks)	(13 Weeks)	(13 Weeks)		(52 Weeks)
2011 GAAP Diluted EPS	$0.29	$0.37	$0.41	$1.17	<$0.02>	$2.22
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2)	$0.01	$0.00	$0.00	$0.01	-	$0.02
Subtotal of Unusual Business Events	$0.01	$0.00	$0.00	$0.01	-	$0.02
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)**	$0.30	$0.37	$0.41	$1.17	<$0.01>	$2.24

*	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.
**	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Impact of Employee Separation Charges – During Q1 12, we incurred charges of approximately $0.04 per diluted share or approximately 90 basis points of SG&A expenses and less than 10 basis points of gross margin, primarily associated with the previously announced retirement of our former Executive Vice President, Chief Operating and Chief Financial Officer. For FY 12, we anticipate approximately 20 basis points of SG&A expenses and less than 10 basis points of gross margin. These charges were recorded within the unallocated segment.

Note 2:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than a 10 basis point impact to gross margin. For Q4 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. For FY 11, we incurred total charges associated with asset impairment and early lease terminations of approximately $0.02 per diluted share, or approximately 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 3:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 12 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 11 actual results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.